EXHIBIT 10.41
                             SIXTH ADDENDUM TO LEASE

     The sixth addendum to Lease (Sixth Addendum) is made between James W. Cameron, Jr., an unmarried man (Lessor) and Alternative Technology Resources, Inc., (ATR), previously known as 3Net Systems, Inc., a Delaware Corporation, (Lessee), to be a part of that certain Lease, and any addendums thereto (the Lease), dated November 7, 1995 between Lessor and Lessee. Lessor and Lessee agree that, not withstanding anything to the contrary in the Lease, the Lease is hereby modified as follows;

1. Effective July 1, 2003, paragraph 2(k) of the Lease is modified to read approximately 4,827 square feet, located in the basement of the building.

          A.   Operations area 3,153 sf.
          B.   Corridor
               a)   Mall Machine area 480 sf
               b)   Storage area 906 sf
          C.   Telecommunications area 96 sf
          D.   Server Room 192 sf

2. Effective July 1, 2003 paragraphs 2(a) and (j) of the Lease are modified to read: Base Rent shall not exceed the previous calendar years cash operating expense which is $.786 per sf for 2002. Monthly Installments of Base Rent shall be Three Thousand Seven Hundred Ninety Four and no/100 Dollars ($3,794.00).

3.   Lessee shall be responsible for consumables and janitorial expense.

4. All accrued and unpaid rent in the sum of Five Hundred Fifty Nine Thousand, Two Hundred Nineteen Dollars and 62/100 ($559,219.62) to June 30, 2003, shall be forgiven.

5. In consideration for forgiven unpaid rent, Lessee shall provide, during the term of the Lease, any extensions thereto, including month to month, the following services, supplies and equipment at Lessee's sole cost and expense to Lessor:

          1.   Internet access to all employees of Cameron &. Associates;
          2. PC software and hardware support including surplus replacement parts;
          3. Ownership to the surplus equipment attached hereto as Exhibit "A"; and
          4.   Use of telecommunications and server room.

6. Rent shall be modified each February 1st to reflect the actual cash operating expense of the previous calendar year.

7. All other terms and conditions of the Lease, not inconsistent herewith, are incorporated herein by reference as though fully set forth and remain in full force and effect unless modified by the Sixth Addendum to Lease.

AGREED AND ACCEPTED:
-------------------

LESSOR:                                   LESSEE:
JAMES W. CAMERON, JR.                     Alternative Technology Resources, Inc.
                                          A Delaware Corporation

By: /s/ James W. Cameron, Jr.             By: /s/ Mark W. Rieger
   ------------------------------            -----------------------------------

Printed                                   Printed
Name:  James W. Cameron, Jr.              Name:  Mark Rieger


Title:  Owner                             Title:  Chief Executive Officer

Date:  7/18/03                            Date:  7/18/03